Exhibit 10.6

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

PAPERWEIGHT DEVELOPMENT CORP.,

APPLETON PAPERS INC.,

and certain of its Subsidiaries

in favor of

FIFTH THIRD BANK,

as Administrative Agent

Dated as of February 8, 2010

TABLE OF CONTENTS

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GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 8, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Fifth Third Bank, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks, financial institutions and other entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement"), among Appleton Papers Inc., a Delaware corporation (the "Borrower"), Paperweight Development Corp., a Wisconsin corporation ("Holdings"), the Administrative Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part (i) to repay certain existing indebtedness and (ii) to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Administrative Agent and Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Administrative Agent and Lenders, as follows:

SECTION 1.                                DEFINED TERMS

1.1                                 Definitions.

(a)                                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Document, Equipment, Farm Products, General Intangible, Instruments, Inventory, Letter-of-Credit Right and Supporting Obligation.

(b)                                 The following terms shall have the following meanings:

"Agreement": this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

"Borrower Credit Agreement Obligations": with respect to the Borrower, the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

"Borrower Obligations": with respect to the Borrower, the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Secured Hedge Agreement Obligations, (iii) Secured Cash Management Obligations and (iv) all other obligations and liabilities of the Loan Parties to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement).

"Collateral": as defined in Section 3.

"Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

"Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office or any other similar authority throughout the world, (ii) all rights corresponding thereto throughout the world and (iii) the right to obtain all extensions and renewals thereof.

"Copyright Licenses": any written or oral agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

"Credit Agreement Collateral": all "Collateral" under, and as defined in, the Credit Agreement.

"Deposit Account": as defined in the New York UCC and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution. The Deposit Accounts of the Grantors as of the Closing Date are listed on Schedule 8.

"Excluded Stock": means all interests of the Borrower or any Grantor in any of their respective Subsidiaries that are not a Domestic Subsidiary and are not a Guarantor (as such term is defined in the Credit Agreement).

"Governmental Authority": the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Secured Hedge Agreement Obligations, (iii) the Secured Cash Management Obligations and (iv) all other obligations and liabilities of such Guarantor to the Administrative Agent or any Lender which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

"Guarantors": the collective reference to each Grantor other than the Borrower.

"Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property or similar proprietary rights, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, Trade Secrets and Trade Secret Licenses and all rights thereto throughout the world including, without limitation, all claims, causes of action, defenses arising out of or related to any of the foregoing and the right to sue at law or in equity for any past, present and future infringement, misappropriation, misuse, dilution or other impairment thereof, including the right to receive all proceeds and damages from all of the foregoing.

"Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

"Intercreditor Agreement": as defined in Section 3.

"Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)49 of the New York UCC and (ii) whether or not constituting "investment property" as so defined in the preceding clause (i), all Pledged Notes and all Pledged Stock.

"Issuers": the collective reference to each issuer of any Investment Property.

"New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

"Obligations": in the case of any Grantor, such Person's (i) Borrower Obligations and/or (ii) Guarantor Obligations.

"Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

"Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all reissues, extensions, renewals, reexaminations, divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (iii) all invention disclosures, utility models or similar industrial property rights and (iv) all rights corresponding thereto throughout the world, including rights to obtain any reissues or extensions of the foregoing.

"Permitted Unperfected Account": with respect to any Grantor, any Deposit Account or Securities Account of such Grantor (a) that contains a balance of deposits equal to or less than $10,000; provided that such Deposit Account or Securities Account shall not cease to be a Permitted Unperfected Account if it contains a balance greater than $10,000 for not longer than 2 consecutive Business Days and provided that the balance of deposits in all such Deposit Accounts and Securities Accounts of the Grantors and all other Guarantors combined shall not exceed $100,000 in the aggregate at any time, (b) with respect to Deposit Accounts only, is used solely as (i) a payroll account, (ii) an employee benefit account, (ii) an operating expenses disbursement account that is zero-balanced on a daily basis, (iii) a sub-concentration account that is zero-balanced on a daily basis, or (iii) a fiduciary or trust account; or (c) as to which the Administrative Agent otherwise agrees that no control agreement need be obtained. The Permitted Unperfected Accounts of the Grantors as of the Closing Date are so indicated on Schedule 8. Notwithstanding the foregoing, no "Notes Priority Collateral Account" (as such term is defined in the First Lien Note Indenture) shall in any event constitute a "Permitted Unperfected Account" for purposes of this Agreement.

"Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

"Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that such term shall not, in any case, include any Excluded Stock.

"Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

"Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

"Requirement of Law": as to any Person, the certificate or articles of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Secured Cash Management Obligations": the collective reference to all obligations and liabilities of a Loan Party (including, without limitation, interest accruing at the then applicable rate provided in any Secured Cash Management Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Cash Management Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof that are required to be paid by any Loan Party pursuant to the terms of any Secured Cash Management Agreement).

"Secured Hedge Agreement Obligations": the collective reference to all obligations and liabilities of a Loan Party (including, without limitation, interest accruing at the then applicable rate provided in any Secured Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Hedge Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Secured Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Secured Hedge Agreement).

"Securities Account": as defined in the New York UCC. The Securities Accounts of the Grantors as of the Closing Date are listed on Schedule 8.

"Securities Act": the Securities Act of 1933, as amended.

"Trade Secret Licenses" means any and all written or oral agreements granting any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

"Trade Secrets" means all trade secrets, as recognized under applicable local law, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Grantor, including with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future infringement thereof, (iii) all claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

"Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

"Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all extensions and renewals thereof. Notwithstanding the foregoing, the Trademarks shall not include any "intent-to-use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or Section 1(d) of the Lanham Act has been filed, to the extent that any assignment of an "intent-to-use" application prior to such filing would violate the Lanham Act or cause the trademark that is the subject thereof to be invalidated or abandoned.

1.2                                 Other Definitional Provisions.

(a)                                  The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

(d)                                 Unless the context otherwise requires, any Cash Management Bank or Hedge Bank which is party to a Secured Hedge Agreement or a Secured Cash Management Agreement shall be deemed to be a "Lender" for purposes of this Agreement.

SECTION 2.                                GUARANTEE

2.1                                 Guarantee.

(a)                                  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to release the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. Notwithstanding the foregoing, in no event shall the Guarantors be liable for payment of any amount in excess of the then outstanding Borrower Obligations and, without duplication, Guarantor Obligations.

2.2                                 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3                                 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4                                 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by such Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor the Lenders shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                                 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include, but not be limited to the commencement and continuance of any legal proceedings.

2.6                                 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                                 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in accordance with the direction of the Administrative Agent.

SECTION 3.                                GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

(a)                                  all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all contracts;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                    all Equipment;

(g)                                 all General Intangibles;

(h)                                 all Instruments;

(i)                                     all Intellectual Property;

(j)                                     all Inventory;

(k)                                  all Investment Property;

(l)                                     all Letter-of-Credit Rights;

(m)                               all books and records pertaining to the Collateral;

(n)                                 those certain Commercial Tort Claims of the Obligors set forth on Schedule 7 attached hereto; and

(o)                                 to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that

(x) such grant of a security interest is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority pursuant to any such Requirement of Law or is prohibited by, or constitutes a breach or default under, or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the applicable terms in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (y) such property constitutes "Collateral" under and as defined in the Fox River Security Agreement;

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL TERMS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE REPRESENTATIONS AND WARRANTIES MADE HEREIN, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THIS AGREEMENT, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND LENDERS HEREUNDER, ALL OTHER RIGHTS AND BENEFITS AFFORDED HEREUNDER TO THE ADMINISTRATIVE AGENT AND THE LENDERS AND ALL OBLIGATIONS OF THE BORROWER AND OTHER GRANTORS HEREUNDER) ARE SUBJECT IN ALL RESPECTS TO THE TERMS, CONDITIONS AND PROVISIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 8, 2010 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE "INTERCREDITOR AGREEMENT") BY AND AMONG FIFTH THIRD BANK, AS RCF REPRESENTATIVE FOR THE BENEFIT OF THE RCF SECURED PARTIES (AS DEFINED THEREIN), U.S. BANK NATIONAL ASSOCIATION, AS NOTE REPRESENTATIVE FOR THE NOTE SECURED PARTIES (AS DEFINED THEREIN), FIFTH THIRD BANK, IN ITS CAPACITY AS FIRST LIEN REPRESENTATIVE (AS DEFINED THEREIN), AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SECTION 4.                                REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Agent and each Lender that:

4.1                                 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

4.2                                 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns its Collateral in all material respects free and clear of any and all Liens or claims of others. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" or a "claim" on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, Lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.3                                 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (including obtaining "control" (within the meaning of the applicable Uniform Commercial Code) of Deposit Accounts and Securities Accounts (other than Permitted Unperfected Accounts), Investment Property and, to the extent requested in writing by the Administrative Agent, Letter-of-Credit Rights (which, in the case of all filings and other documents referred to on said Schedule, unless otherwise noted, have been delivered to the Administrative Agent in completed and, where applicable, duly executed form) will constitute valid perfected security interests (to the extent perfection of security interests therein may be perfected by filing of UCC-1 financing statements and/or filings with the United States Patent and Trademark Office and United States Copyright Office, possession by the Administrative Agent of the respective Investment Property or "control" of Deposit Accounts and Securities Accounts) in all of the Collateral (excluding Letter-of-Credit Rights where written request has not been made by the Administrative Agent) in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, other than purchasers in the ordinary course of business, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement and other Liens which have priority over the Liens granted hereunder on the Collateral by operation of law. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, but nonetheless subject to the terms of the Intercreditor Agreement, with respect to Letter-of-Credit Rights where the relevant Grantor has been requested by the Administrative Agent to obtain "control" of same, the respective Grantor shall have a reasonable period of time to comply with such request and such "control" shall not be required if the respective Grantor is unable to obtain any required consents for such "control" after using commercially reasonable efforts to obtain same, and unless and until "control" of the respective Letter-of-Credit Rights is obtained in accordance with the above provisions of this Section 4.3 (including this sentence), there shall be no violation of any representation or warranty or covenant contained in this Agreement as a result thereof.

4.4                                 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

4.5                                 Inventory and Equipment. On the date hereof, except where the value of such Inventory and Equipment at any one location does not exceed $250,000 in the aggregate for the Grantors and all other Guarantors combined, all of the Grantors' Inventory and Equipment (other than goods in transit) is kept at the locations listed on Schedule 5.

4.6                                 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7                                 Investment Property.

(a)                                  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, except for Excluded Stock.

(b)                                 On the date hereof, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)                                  Each of the Pledged Notes issued by a Loan Party constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)                                 Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens in favor of, or claims of, any other Person, except the security interest created by this Agreement and as otherwise would not violate the applicable requirements of the Credit Agreement.

4.8                                 Receivables.

(a)                                  Except to the extent that such amounts so payable to Grantors and the other Guarantors combined do not exceed $50,000 in aggregate, no amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent..

(b)                                 As of the date hereof, not more than ten percent (10%) of the Receivables have a Governmental Authority as an obligor.

4.9                                 Intellectual Property.

(a)                                  Schedule 6 lists all registered and applied for Patents, Trademarks and Copyrights in the United States that are owned by such Grantor in its own name on the date hereof. As of the date hereof, all Intellectual Property owned by such Grantor and set forth on Schedule 6 is valid, in full force and effect, subsisting, unexpired and enforceable, and has not been abandoned. The business of such Grantor and the use of any Intellectual Property in connection therewith, does not infringe, misappropriate, dilute or violate the intellectual property rights of any third Person. There are no pending or, to such Grantor's knowledge, threatened claims of infringement, misappropriation, dilution or violation by Grantor of any third Person's intellectual property rights, and there are no facts or circumstances that such Grantor reasonably believes are likely to form the basis for any such claim, and such Grantor has not received written notice of any such claim

(b)                                 Except as set forth in Schedule 6, on the date hereof none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

SECTION 5.                                COVENANTS.

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1                                 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2                                 Delivery of Instruments, Certificated Securities and Chattel Paper. Except to the extent that such amounts so payable to Grantors and the other Guarantors combined do not exceed $50,000 in aggregate, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3                                 Maintenance of Insurance.

(a)                                  Such Grantor will maintain, with financially sound and reputable companies, insurance policies, in accordance with the terms of the Credit Agreement, (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties in accordance with the terms of the Credit Agreement and (ii) insuring such Grantor against liability for personal injury and property damage relating to such Inventory and Equipment.

(b)                                 All such insurance shall (i) provide for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (to the extent such provision is obtainable using commercially reasonably efforts) and (ii) name the Administrative Agent as an additional insured and/or loss payee, as applicable.

(c)                                  The Borrower shall deliver to the Administrative Agent, substantially concurrently with the annual renewal of each insurance policy covered by the certificates of insurance delivered on the Closing Date pursuant to Section 4.01(a)(xi) of the Credit Agreement, updated insurance certificates with respect to each such insurance policy and, in addition, such supplemental information with respect to each such insurance policy as the Administrative Agent may from time to time reasonably request.

5.4                                 Maintenance of Perfected Security Interest; Further Documentation.

(a)                                  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (but only to the extent that such security interest can be perfected by filing a filing a financing statements under the Uniform Commercial Code (or other similar laws) or obtaining "control" (within the meaning of the applicable Uniform Commercial Code) of Deposit Accounts (other than Permitted Unperfected Accounts) or Investment Property) having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than Persons with prior Liens permitted under clause (b) of Section 4.3), subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)                                 Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)                                  At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (ii) in the case of Investment Property, Deposit Accounts and Securities Accounts (other than Permitted Unperfected Accounts), Letter-of-Credit Rights (but, in the case of such Letter-of-Credit Rights, only after written request from the Administrative Agent and subject to the last sentence of Section 4.3) and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto and (iii) in the case of Intellectual Property, filings to the United States Patent and Trademark Office, the United States Copyright Office or other similar authority in any jurisdiction in the world.

5.5                                 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)                                     change its jurisdiction of organization from that referred to in Section 4.4; or

(ii)                                  change its name.

5.6                                 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Credit Agreement Collateral or on the security interests created hereby.

5.7                                 Investment Property.

(a)                                  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default has occurred and is continuing, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of, or as a distribution of capital by, any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any property (if an Event of Default has occurred and is continuing) or any Investment Property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor (when otherwise required to be paid or delivered over to the Administrative Agent as set forth above), such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)                                 Without the prior written consent of the Administrative Agent, such Grantor will not (i) if an Event of Default has occurred and is continuing, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or otherwise permitted in the Credit Agreement or (iv) enter into any agreement or undertaking, other than as permitted under the Credit Agreement, restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Section 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Investment Property issued by it.

5.8                                 Receivables.

(a)                                  Other than in the ordinary course of business, such Grantor will not, with respect to any material portion of the Receivables, (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

(b)                                 Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that challenges the validity or enforceability of more than five percent (5%) of the aggregate amount of the then outstanding Receivables.

(c)                                  If, as of any fiscal quarter end occurring after the Closing Date, the Grantors determine that more than ten percent (10%) of Receivables (in the aggregate for all Grantors) have a Governmental Authority as an obligor, then the Grantors shall so notify the Administrative Agent (such notice to be given substantially concurrently with the delivery of the quarterly financial statements required pursuant to Section 6.01(b) of the Credit Agreement) and, upon the reasonable request of the Administrative Agent, promptly take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

5.9                                 Intellectual Property.

(a)                                  Except as would not have a material adverse effect on the aggregate value of the Credit Agreement Collateral, such Grantor will (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)                                 Except as would not have a material adverse effect on the aggregate value of the Credit Agreement Collateral, such Grantor will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

(c)                                  Except as would not have a material adverse effect on the aggregate value of the Credit Agreement Collateral, such Grantor (i) will employ each Copyright and (ii) will not do any act or knowingly omit to do any act whereby any Copyright may become invalidated or otherwise impaired. Such Grantor will not do any act whereby any Copyright may fall into the public domain, to the extent such Copyright is material to the aggregate value of the Credit Agreement Collateral.

(d)                                 Except as would not have a material adverse effect on the aggregate value of the Credit Agreement Collateral, such Grantor will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person.

(e)                                  Such Grantor will promptly notify the Administrative Agent and the Lenders if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any Intellectual Property or such Grantor's right to register the same or to own and maintain the same, in each case to the extent such Intellectual Property is material to the aggregate value of the Credit Agreement Collateral.

(f)                                    Whenever such Grantor, either by itself or through the Administrative Agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent in accordance with Section 6.02(a)(iii)(y) of the Credit Agreement. Upon reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent' and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                                 Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, in each case to the extent such Intellectual Property is material to the aggregate value of the Credit Agreement Collateral.

(h)                                 In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Administrative Agent after it learns thereof, in each case to the extent such Intellectual Property is material to the aggregate value of the Credit Agreement Collateral.

(i)                                     Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License, Trade Secret License or Trademark License to effect the assignment or sublicense of all of such Grantor's right, title and interest thereunder to the Grantee or its designee for the benefit of the Grantees in accordance with this Agreement or the Credit Agreement.

5.10                           Commercial Tort Claims. Each Grantor shall (i) forward to the Administrative Agent written notification (such notice to be given substantially concurrently with the delivery of the quarterly financial statements required pursuant to Section 6.01(b) of the Credit Agreement) of any and all Commercial Tort Claims where the expected recovery could reasonably be expected to be in an amount in excess of $200,000, including, but not limited to, any and all actions, suits and proceedings before any court or Governmental Authority by or affecting such Grantor or any of its Subsidiaries and (ii) if and to the extent requested by the Administrative Agent in writing, execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent's security interest in any such Commercial Tort Claims.

5.11                           Cash Management Systems.

(a)                                  On or prior to the Closing Date, the Borrower shall have established and shall thereafter maintain in existence one or more lockboxes (each a "Lockbox") with the Administrative Agent or such other Lender as shall be reasonably acceptable to the Administrative Agent (each a "Depositary Account Bank") and shall instruct all account debtors on the Borrower's Accounts to remit all payments to a Lockbox. All payments remitted by account debtors of the Borrower to any Lockbox, all other amounts received by the Borrower from any account debtor and all other cash received by the Borrower from any other source shall in each case upon receipt thereof be deposited into a Deposit Account.

(b)                                 Each Deposit Account or Securities Account of the Borrower or any other Grantor that is not a Permitted Unperfected Account (each such Deposit Account, a "Controlled Deposit Account," and each such Securities Account, a "Controlled Securities Account," Controlled Securities Accounts together with Controlled Deposit Accounts may sometimes be referred to herein individually as a "Controlled Account" and, collectively, as "Controlled Accounts") shall be maintained with a Depositary Account Bank.

(c)                                  On or prior to the Closing Date, the Borrower and each other Grantor shall have entered into a deposit account control agreement or securities account control agreement in form and substance satisfactory to the Administrative Agent with respect to each Controlled Account with the respective Depositary Account Bank and in favor of the Administrative Agent (each an "Account Control Agreement"), which, in the case of Account Control Agreements with respect to Controlled Deposit Accounts, shall provide that, among other things, (i) upon the occurrence and during the continuance of an Event of Default or (ii) upon the commencement and during the continuance of an Availability Trigger Period, all available amounts held in each Controlled Deposit Account maintained at such Depositary Account Bank shall be wired on each

Business Day into an account (the "Administrative Agent Account") maintained by the Administrative Agent; provided, that the Administrative Agent hereby agrees that it will not give any instructions under any Account Control Agreement unless and until an Event of Default shall have occurred and be continuing or the occurrence of an Availability Trigger Period. All amounts swept and wired into an Administrative Agent Account pursuant to any Account Control Agreement during the continuance of an Availability Trigger Period shall, subject to Section 6.5 if an Event of Default shall have occurred and be continuing and subject to the Administrative Agent's election to subject such amounts to Section 6.5, be applied first to reduce that portion of the Obligations consisting of the then aggregate outstanding balance of the Loans, L/C Borrowings and all other Obligations, second to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, and last, after all other Obligations then due have been indefeasibly paid in full, to be deposited into an account as directed by the Borrower.

(d)                                 The closing of any Lockbox or Controlled Account and the termination of any Account Control Agreement shall require in each case the prior written consent of the Administrative Agent.

SECTION 6.                                REMEDIAL PROVISIONS

6.1                                 Certain Matters Relating to Receivables.

(a)                                  If an Event of Default shall have occurred and be continuing, (x) the Administrative Agent shall have the right to make test verifications of the Receivables in any reasonable manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications and (y) upon the Administrative Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)                                 The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.

(c)                                  If an Event of Default shall have occurred and be continuing, at the Administrative Agent's reasonable request, (i) each Grantor shall deliver to the Administrative Agent all original (to the extent such Grantor has original copies) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original (to the extent such Grantor has original copies) orders, invoices and shipping receipts and (ii) the applicable Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

6.2                                 Communications with Obligors; Grantors Remain Liable.

(a)                                  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)                                 Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Agent or Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                                 Pledged Stock.

(a)                                  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4                                 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other similar near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, upon the request of the Administrative Agent, be turned over to the Administrative Agent forthwith upon receipt by such Grantor in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                                 Application of Proceeds. Subject to any different order of payment set forth in the Credit Agreement (which different order shall be controlling), if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

(a)                                  First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

(b)                                 Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

(c)                                  Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

(d)                                 Fourth, to any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6                                 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, have assigned to it, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, sublicense, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Upon written demand from the Administrative Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent permitted by law. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 6.5 hereof, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, except for gross negligence or willful misconduct on the part of the Administrative Agent or such Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition.

6.7                                 Private Sales.

(a)                                  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8                                 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

6.9                                 Intellectual Property License. The Grantors hereby grant the Grantee a non-exclusive, transferable, sublicensable, worldwide license and right, effective solely during an Event of Default, to the maximum extent permitted by applicable law and to the extent of the Grantors' interest therein, exercisable without payment of royalty or other compensation, under and to any and all of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Grantors to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute, lease, license and otherwise exploit and dispose of any asset included in the Collateral to the extent the Grantee takes possession of such in accordance with the terms and conditions of this Agreement and the Credit Agreement. For the avoidance of doubt, in the event that any such Event of Default is cured in accordance with the terms and conditions of this Agreement and the Credit Agreement, the foregoing license shall automatically be suspended. The Grantors agree that any sale, transfer, grant of an exclusive license or other disposition of any of the foregoing Intellectual Property (whether by foreclosure or otherwise) will be subject to the Grantee's rights as set forth in this Section 6.9. Any use of Trademarks under the foregoing license shall be consistent with the historical use of such Trademarks by the Grantors and shall meet the Grantors' standards of quality in all material respects. At the Grantors' reasonable request, the Grantee shall provide samples of any goods to be sold under a Grantor Trademark.

SECTION 7.                                THE ADMINISTRATIVE AGENT

7.1                                 Administrative Agent's Appointment as Attorney-in-Fact, etc.

(a)                                  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent' and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on Revolving Loans that are Base Rate Loans (which rate shall increase to the rate applicable to such Loans that are past due for periods after the date that is 5 days after demand for payment has been made upon the Borrower by the Administrative Agent) under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                                 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3                                 Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" or such similar language in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4                                 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.                                MISCELLANEOUS

8.1                                 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.

8.2                                 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3                                 No Waiver by Course of Conduct; Cumulative Remedies. No Agent or Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                                 Enforcement Expenses; Indemnification.

(a)                                  Each Guarantor agrees to pay or reimburse the Administrative Agent, and during the existence of an Event of Default, each Lender, for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

(b)                                 Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this

Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                                 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6                                 Set-Off. Each Grantor hereby irrevocably authorizes each Agent and each Lender at any time after the Loans and other amounts payable under the Credit Agreement shall have become due and payable pursuant to Article VIII of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or such Lender hereunder and claims of every nature and description of such Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by such Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or such Lender may have.

8.7                                 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                                 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                                 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                           Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11                           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                           Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13                           Acknowledgements. Each Grantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 no Agent or Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and

Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14                           Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15                           Releases.

(a)                                  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Secured Hedge Agreement Obligations and Secured Cash Management Obligations to the extent (x) such Obligations have been secured or backstopped to the satisfaction of the Lender holding such Obligations or (y) the Lender holding such Obligations has otherwise consented to such exclusion) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than those Letters of Credit secured or backstopped to the satisfaction of the L/C Issuer), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and to authorize the filing by Grantors of any necessary UCC terminations or other terminations or releases.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16                           WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17                           Permitted Liens. Subject to the terms of the Intercreditor Agreement, the inclusion or reference to liens permitted under the Credit Agreement in this Agreement or in any other Loan Document is not intended to subordinate and shall not subordinate, and shall not be interpreted as subordinating, the Lien and security interest created by this Agreement or any other Loan Document to any liens permitted under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

PAPERWEIGHT DEVELOPMENT
CORP., a Wisconsin corporation

By:	/s/ Jeffrey J. Fletcher
Name: Jeffrey J. Fletcher
Title: Controller

APPLETON PAPERS INC., a Delaware
corporation

By:	/s/ Jeffrey J. Fletcher
Name: Jeffrey J. Fletcher
Title: Controller

AMERICAN PLASTICS COMPANY,
INC., a Wisconsin corporation

By:	/s/ Jeffrey J. Fletcher
Name: Jeffrey J. Fletcher
Title: Treasurer

NEW ENGLAND EXTRUSION INC., a
Wisconsin corporation

By:	/s/ Jeffrey J. Fletcher
Name: Jeffrey J. Fletcher
Title: Treasurer

Annex I
to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                                 , 20      , made by                                                             , a                              [corporation] (the "Additional Grantor"), in favor of Fifth Third Bank, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Appleton Papers Inc., a Delaware corporation (the "Borrower"), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation ("Holdings"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of February 8, 2010 (as amended, restated, supplemented and/or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of February 8, 2010 (as amended, restated, supplemented and/or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.   Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                         [*] to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

*                                         Refer to each Schedule which needs to be supplemented.

2.                                       GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

SCHEDULE 1

Notices

GRANTORS:

Paperweight Development Corp.
825 E. Wisconsin Avenue
Appleton, WI 54912-0353
Attention: Jeffrey J. Fletcher
Telephone: 920-991-8452
Telecopier: 920-991-8852
Electronic Mail: jfletcher@appletonideas.com
U.S. Taxpayer Identification Number: 39-2014992

Appleton Papers Inc.
825 E. Wisconsin Avenue
Appleton, WI 54912-0353
Attention: Jeffrey J. Fletcher
Telephone: 920-991-8452
Telecopier: 920-991-8852
Electronic Mail: jfletcher@appletonideas.com
U.S. Taxpayer Identification Number: 36-2556469

American Plastics Company, Inc.
3606 Red Arrow Drive
Rhinelander, WI 54501
Attention: Jeffrey J. Fletcher
Telephone: 920-991-8452
Telecopier: 920-991-8852
Electronic Mail: jfletcher@appletonideas.com
U.S. Taxpayer Identification Number: 39-1712123

New England Extrusion Inc.
18 Industrial Boulevard
Turners Falls, MA 01376
Attention: Jeffrey J. Fletcher
Telephone: 920-991-8452
Telecopier: 920-991-8852
Electronic Mail: jfletcher@appletonideas.com
U.S. Taxpayer Identification Number: 20-2033299

ADMINISTRATIVE AGENT, ANY L/C ISSUER, SWING LINE LENDER OR FIFTH THIRD BANK AS A LENDER:

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Loan Syndications/Judy Huls
Facsimile: 513-534-0875

with copies to:

FIFTH THIRD BANK
222 South Riverside Plaza
Suite 3300
Chicago, Illinois 60606
Attention: Elizabeth Di Cola
Facsimile: 312-704-4127

KATTEN MUCHIN ROSENMAN LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
Attention: Denise S. Burn, Esq.
Facsimile: 312-577-8778

SCHEDULE 2

Pledged Notes

1.                                       Promissory Note by Paperweight Development Corp. to Appleton Papers Inc., effective June 11, 2004, in the amount of $167,066,667.00.

Pledged Stock

Issuer	Class of Stock/ Membership Interest	Record Owner	Number of Shares/ Membership Interest Issued	Percentage of Ownership Interest	Percentage of Ownership Interest Pledged
PDC Capital Corporation	Common Stock	Paperweight Development Corp	100	100%	100%

Appleton Papers Inc. ("API")	Common Stock	Paperweight Development Corp	100	100%	100%

American Plastics Company, Inc.	Voting Common Stock	API	5	100%	100%
	Non-Voting Common Stock	API	5,000	100%	100%

New England Extrusion Inc.	Common Stock	API	10	100%	100%

Appleton Papers Canada Ltd.	Common Stock	API	66	66%	100%
	Common Stock	API	34	34%	100%

SCHEDULE 3

Perfection of Liens

Uniform Commercial Code Filings

Grantor	Filing Jurisdiction of Organization	State Identification No.

American Plastics Company, Inc.	Wisconsin	A029483

Paperweight Development Corp.	Wisconsin	P037701

Appleton Papers Inc.	Delaware	0627720

New England Extrusion Inc.	Wisconsin	A049404

Patent and Trademark Filings

U.S. Patent and Trademark Office

Copyright Filings

U.S. Copyright Office

Other Actions

1.             Obtaining "control" (within the meaning of the applicable Uniform Commercial Code) of Deposit Accounts (other than Permitted Unperfected Accounts) and Securities Accounts listed on Schedule 8 by entering into the necessary control agreements.

2.             Obtaining "control" (within the meaning of the applicable Uniform Commercial Code) of Investment Property listed on Schedule 2 by delivery of such Investment Property to the Administrative Agent.

3.             Obtaining "control" (within the meaning of the applicable Uniform Commercial Code) of letter-of-credit rights (to the extent requested in writing by the Administrative Agent).

SCHEDULE 4

Jurisdiction of Organization

Name of Loan Party	Jurisdiction of Organization	Chief Executive Office	Federal Tax ID No.
Paperweight Development Corp.	Wisconsin	825 E. Wisconsin Ave. Appleton, WI	39-2014992
Appleton Papers Inc.	Delaware	825 E. Wisconsin Ave. Appleton, WI	36-2556469
American Plastics Company, Inc.	Wisconsin	3606 Red Arrow Drive Rhinelander, WI	39-1712123
New England Extrusion Inc.	Wisconsin	18 Industrial Blvd Turners Falls, MA	20-2033299

SCHEDULE 5

Locations of Collateral

Party	Location	Address

Appleton Papers Inc.	Appleton, WI - Plant	825 E. Wisconsin Avenue
Appleton, WI
1100 N. Lawe Street
Appleton, WI
N. Lawe St. Parking Lot
Appleton, WI
Hancock St. Parking Lot
Appleton, WI
702 E. Hancock Street
Appleton, WI
600 E. Hancock Street
Appleton, WI
714 E. Hancock Street
Appleton, WI
N. Viola Street
Appleton, WI
1408 N. Meade Street
Appleton, WI
1325 and 1401 N. Rankin
Street
Appleton, WI
	Portage, WI - Plant	2500 W. Wisconsin St.
Portage, WI
	West Carrollton, OH - Mill	4000 Hydraulic Road
West Carrollton, OH
1030 W. Alex-Bell Road
West Carrollton, OH
Alexanderville - Bellbrook
West Carrollton, OH
	Roaring Spring, PA - Mill	100 Paper Mill Road
Roaring Spring, PA
301 Pine Street
Roaring Spring, PA
244 N. Main Street
Roaring Spring, PA
N. Main Street
Roaring Spring, PA
201-05 Locust Street
Roaring Spring, PA
202 Locust Street
Roaring Spring, PA
204 Locust Street

Party	Location	Address

Roaring Spring, PA
209-13 Locust Street
Roaring Spring, PA
212 Locust Street
Roaring Spring, PA
300 Locust Street
Roaring Spring, PA
308 Locust Street
Roaring Spring, PA
309 Locust Street
Roaring Spring, PA
305 Locust Street
Roaring Spring, PA
304 Pine Street
Roaring Spring, PA
305 Pine Street
Roaring Spring, PA
	Distribution Center	3000 Warehouse Road
Appleton, WI
	Distribution Center	115 Kensington Drive
Appleton, WI
	Distribution Center	120 Declaration Drive
McDonough, GA
	Distribution Center	1100 Blake Street
Edwardsville, KS
	Distribution Center	2300 Progress Drive
Hebron, KY
	Distribution Center	5491 E. Philadelphia
Ontario, CA
	Distribution Center	5915 North Marine Drive
Portland, OR
	Distribution Center	6210 North Marine Drive
Portland, OR
	Distribution Center	2850 Appleton Street
Camp Hill, PA
	Miscellaneous Storage Space	331 E. Closson Road
Roaring Spring, PA
	Miscellaneous Storage Space	221 Cove Lane Road
Roaring Spring, PA
American Plastics Company, Inc.	Rhinelander, WI - Plant	3606 Red Arrow Drive
Rhinelander, WI 54501
New England Extrusion Inc.	Milton, WI - Plant	1264 East High Street
Milton, WI 53563
	Turners Falls - Plant	18 Industrial Boulevard
Turners Falls, MA 01376

SCHEDULE 6

Intellectual Property

I.            COPYRIGHTS AND COPYRIGHT LICENSES

1.                    Certificate of Registration No. Txu 833-593 dated November 1997 re: Retail POS Market Research Project.
2.                    Certificate of Registration No. Txu 913-413 dated August 1999 re: Guide to the Internet.
3.                    Certificate of Registration No. VAu 558-602 dated May 16, 2002 to watermark Cordoba.
4.                    Certificate of Registration No. VAu 558-601 dated May 16, 2002 to watermark HEXMARK.
5.                    Certificate of Registration, Form Txu 1-158-471 dated February 26, 2004 eDigitalPaper computer program and screen display.
6.                    Certificate of Registration No. VAu 613-127 dated April 12, 2004 re: NATURE'S PAINTBRUSH, 2 dimensional artwork.
7.                    Certificate of Registration No. Txu 1-282-752 dated February 22, 2006 to Appleton Diversity Unplugged 2006.
8.                    Certificate of Registration No. Txu 710863 dated October 2, 1995 to TRANSLATE C.
9.                    Certificate of Registration No. VA 675934 dated July 21, 1993 to Appleton Papers: no. PA0201.
10.              Certificate of Registration No. TX 998251 dated October 22, 1982.

8

II.             PATENTS

U.S. Issued Patents and Patent Applications:

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
6360A	Fluorene compounds	06/910,045	6395681	28-May-2002	22-May-86	28-May-2019	Appleton Papers Inc.
6403	Di [bis-(indolyl) ethylenyl] tetrahalophthalide record materials	557284	5157012	20-Oct-1992	24-Jul-1990	24-Jul-2010	Appleton Papers Inc.
6409 CON	Overlap cam	864,378	5222423	29-Jun-1993	06-Apr-1992	20-Jun-2011	Appleton Papers Inc.
6414	Straight cut coater unwind knife	658,819	5146829	15-Sep-1992	22-Feb-1991	22-Feb-2011	Appleton Papers Inc.
6419	Process for microencapsulation	665,206	5164126	17-Nov-1992	05-Mar-1991	05-Mar-2011	Appleton Papers Inc.
6420	Thermally- responsive record material	791,754	5164356	17-Nov-1992	12-Nov-1991	12-Nov-2011	Appleton Papers Inc.
6422	Thermally responsive record material	745,571	5124307	23-Jun-1992	15-Aug-1991	15-Aug-2011	Appleton Papers Inc.
6423	Vertical foam wrapping machine and method for wrapping a roll of carbonless paper	717,467	5131209	21-Jul-1992	19-Jun-1991	19-Jun-2011	Appleton Papers Inc.
6426	Capsule coating	840,422	5330566	19-Jul-1994	24-Feb-1992	24-Feb-2012	Appleton Papers Inc.
6427	Mono (indolylethylenyl) phthalides	817,263	5200519	06-Apr-1993	03-Jan-1992	03-Jan-2012	Appleton Papers Inc.
6427 CON	Method of preparing mono (indolylethylenyl) phthalides	972,407	5218127	08-Jun-1993	06-Nov-1992	03-Jan-2012	Appleton Papers Inc.
6428	Thermally- responsive record material	789,716	5114903	19-May-1992	08-Nov-1991	08-Nov-2011	Appleton Papers Inc.
6431	Desensitizable record material	943,090	5340680	23-Aug-1994	10-Sep-1992	10-Sep-2012	Appleton Papers Inc.
6431A	Imaging process	208,395	5427886	27-Jun-1995	09-Mar-1994	27-Jun-2012	Appleton Papers Inc.
6435	Mulching Composite	660,894	5672434	30-Sep-1997	10-Jun-1996	10-Jun-2016	Appleton Papers Inc.
6436 CON	Coater and a method for coating a substrate	09/040,380	5895542	20-Apr-1999	18-Mar-1998		Appleton Papers Inc.
6438	Film bubble wrap interleaf	214,250	5873464	23-Feb-1999	17-Mar-1994	23-Feb-2016	Appleton Papers Inc.

9

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
6438 DIV	Film bubble wrap interleaf	09/197,502	6038834	21-Mar-2000	01-Jan-1999	17-Mar-2014	Appleton Papers Inc.
6444B	Linerless labels	10/848,148	7125824	24-Oct-2006	19-May-2004	19-May-2024	Appleton Papers Inc.
6453	Cross direction web processor	08/867,119	6038487	14-Mar-2000	05-Jun-1997	05-Jun-2017	Appleton Papers Inc.
6455	Agricultural mulch with extended longevity	08/781,516	5866269	02-Feb-1999	09-Jan-1997	09-Jan-2017	Appleton Papers Inc.
6456	Thermally- responsive record material	08/759,805	5668080	16-Sep-1997	03-Dec-1996	10-Mar-2017	Appleton Papers Inc.
6457	Thermally responsive record material	08/835,701	5821196	13-Oct-1998	10-Apr-1997	10-Apr-2017	Appleton Papers Inc.
6458	Thermally-responsive record material	08/842,965	5955398	21-Sep-1999	25-Apr-1997		Appleton Papers Inc.
6468	CF sheets; carbonless copy paper assembly comprising at least one back coating sheet and one front coating sheet, in which the front sheet has a color developer resin coating of less than .39 pounds per ream	09/824,669	6660687	09-Dec-2003	04-Apr-2001	04-Apr-2021	Appleton Papers Inc.
6469	Hand-held barcode reader receptacle, base member and method of reading barcodes	09/326,674	6244511	12-Jun-2001	07-Jun-1999	07-Jun-2019	Appleton Papers Inc.
6474 CIP	Thermally responsive record material	09/950,194	6559097	06-May-2003	10-Sep-2001	08-Sep-2019	Appleton Papers Inc.
6475	In situ microencapsulated adhesive	09/942,648	6592990	15-Jul-2003	30-Aug-2001	30-Aug-2021	Appleton Papers Inc.
6476	Record material	09/520,909	6310002	30-Oct-2001	07-Mar-2000	07-Mar-2020	Appleton Papers Inc.
6477	Thermally-responsive record material	09/741,372	6566301	20-May-2003	19-Dec-2000	19-Dec-2020	Appleton Papers Inc.
6477 CIP	Thermally- responsive record material	10/389,932	6835691	28-Dec-2004	18-Mar-2003	19-Dec-2020	Appleton Papers Inc.

10

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
6477A	Modifier compounds	09/754,643	6429341	06-Aug-2002	04-Jan-2001	04-Jan-2021	Appleton Papers Inc.
6480	Microcapsules having improved printing and efficiency	09/975,882	6544926	08-Apr-2003	11-Oct-2001	ll-Oct-2021	Appleton Papers Inc.
6482	Process for preparing alkoxy or arylmethoxy aroxyethanes	09/775,027	6323376	27-Nov-2001	01-Feb-2001	01-Feb-2021	Appleton Papers Inc.
6483	Mixture concentration control in manufacturing processes	09/893,883	6496781	17-Dec-2002	29-Jun-2001	29-Jun-2021	Appleton Papers Inc.
6487	System and method for rupturing encapsulated adhesive in sheet media	09/816,321	6830645	14-Dec-2004	26-Mar-2001	26-Mar-2021	Appleton Papers Inc.
6488	Method for forming electrically conductive pathways	09/839,126	6892441	17-May-2005	23-Apr-2001	23-Apr-2021	Appleton Papers Inc.
6491	Pressure sensitive labeler-liner eliminator	09/994,047	6726796	27-Apr-2004	27-Nov-2001	27-Nov-2021	Appleton Papers Inc.
6492	Method for making security paper	09/870,886	6368455	09-Apr-2002	31-May-2001	31-May-2021	Appleton Papers Inc.
6492A	Security paper	10/097,766	6531032	11-Mar-2003	14-Mar-2002	14-Mar-2022	Appleton Papers Inc.
6492B	Security paper and methods for production thereof	10/098,088	6582556	24-Jun-2003	14-Mar-2002	14-Mar-2022	Appleton Papers Inc.
6494	Beverage and food containers, inwardly direct foam	10/113,077	7074466	11-Jul-2006	01-Apr-2002	01-Apr-2022	Appleton Papers Inc.
6501	Insulated beverage or food container	09/923,332	6811843	02-Nov-2004	08-Aug-2001	08-Aug-2021	Appleton Papers Inc.
6507	Insulated beverage or food container	10/167,463	6852381	08-Feb-2005	13-Jun-2002	13-Jun-2022	Appleton Papers Inc.
6509	Process for preparing a non-woven fibrous web	10/001,121	6517648	11-Feb-2003	02-Nov-2001	02-Nov-2021	Appleton Papers Inc.
6509B	Process for preparing a non-woven fibrous web	10/298,200	6843871	18-Jan-2005	15-Nov-2002	02-Nov-2021	Appleton Papers Inc.
6510	Uniform microcapsules	10/099,757	6890592	10-May-2005	13-Mar-2002	13-Mar-2022	Appleton Papers Inc.
6510 DIV	Uniform microcapsules	11/051,744	7122503	17-Oct-2006	07-Feb-2005	13-Mar-2022	Appleton Papers Inc.
6511	Determination of gas solubility, entrained gas content and true liquid density in manufacturing processes	10/046,240	6766680	27-Jul-2004	16-Jan-2002	16-Jan-2022	Appleton Papers Inc.

11

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
6511 DIV	Determination of gas-free densities and relative amounts of gases in liquids in manufacturing processes	10/841,530	7017388	28-Mar-2006	10-May-2004	16-Jan-2022	Appleton Papers Inc.
6518	Product authentication	10/180,688	6939826	06-Sep-2005	25-Jun-2002	25-Jun-2022	Appleton Papers Inc.
6519	Thermal imaging paper laminate	10/183,511	6937153	30-Aug-2005	28-Jun-2002	28-Jun-2022	Appleton Papers Inc.
6519A	Thermal imaging paper laminate	11/036,042	7183928	27-Feb-2007	18-Jan-2005	28-Jun-2022	Appleton Papers Inc.
6520	Token array and method employing authentication tokens bearing scent formulation information	10/377,534	7108190	19-Sep-2006	28-Feb-2003	28-Feb-2023	Appleton Papers Inc.
6522	Secure point of sale imageable substrate	10/703,496	6995784	07-Feb-2006	10-Nov-2003	10-Nov-2023	Appleton Papers Inc.
6532	Dental articulation kit and method	10/420,663	6932602	23-Aug-2005	22-Apr-2003	22-Apr-2023	Appleton Papers Inc.
6539	Authenticity indicator	10/831,525	7163909	16-Jan-2007	23-Apr-2004	23-Apr-2024	Appleton Papers Inc.
6541	Real time determination of gas solubility and related parameters in manufacturing processes	10/644,997	6847898	25-Jan-2005	21-Aug-2003	21-Aug-2023	Appleton Papers Inc.
6540	Apparatus and method for real time determination of density and related parameters in manufacturing processes	10/644,994	7257985	21-Aug-2007	21-Aug-2003	21-Aug-2023	Appleton Papers Inc.
6541	Real time determination of gas solubility and related parameters in manufacturing processes	11/009,044	7559223	14-Jul-2009	13-Dec-2004	14-Jul-2029	Appleton Papers Inc.
6509D	Process for preparing a non-woven fibrous web	11/036,726	7300530	27-Nov-2007	14-Jan-2005	02-Nov-2021	Appleton Papers Inc.
6545	Recyclable repulpable coated paper stock	10/969,859	7235308	26-Jun-2007	22-Oct-2004	22-Oct-2024	Appleton Papers Inc.
6566	Secure thermally imaged documents susceptible to rapid information destruction by induction	10/872,010	7262150	28-Aug-2007	21-Jun-2004	21-Jun-2024	Appleton Papers Inc.

12

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
6585	Controlled COF films	10/728,726	7267862	11-Sep-2007	05-Dec-2003	05-Dec-2023	Appleton Papers Inc.
6594	Process for manufacture of fluoran dyes	11/201,528	7294724	13-Nov-2007	11-Aug-2005	11-Aug-2025	Appleton Papers Inc.
6577	UV curable coating material of encapsulated water dispersed core material	11/358,817	7629394	08-Dec-2009	21-Feb-2006	21-Feb-2026	Appleton Papers Inc.
6607	Security paper authentication system with dual instant color	11/730,755	7648842	19-Jan-2010	04-Apr-2007	04-Apr-2027	Appleton Papers Inc.
6606	Benefit agent containing delivery particle	12/216941	US-2010- 0008870- A1	14-Jan-2010	14-Jul-08		Appleton Papers Inc.
6616	Ink jet recording sheet useful as transfer substrate	12/384716	US-2009 0286021- A1	19-Nov-2009	08-Apr-09		Appleton Papers Inc.
6610 CIP	Particle with selected permeance wall	12/221781	US-2009 0274907- A1	05-Nov-2009	06-Aug-08		Appleton Papers Inc.
6610	Particle with low permeance wall	12/149424	US-2009 0274906- A1	05-Nov-200	01-May-08		Appleton Papers Inc.
6627	Cationic microcapsule particles	12/382946	US-2009 0274905- A1	05-Nov-2009	27-Mar-09		Appleton Papers Inc.
6597 DIV	Process for manufacturing diphenylamines	12/379317	US-2009 0156864- A1	18-Jun-2009	19-Feb-09		Appleton Papers Inc.
6614	Heat-Sensitive record material	12/292578	US-2009 0155613- A1	18-Jun-2009	21-Nov-08		Appleton Papers Inc.
6604	Surface insensitive anaerobic adhesive and sealant	11/800589			07-May-07		Appleton Papers Inc.
6602	Transparent paper and method of making same	11/655101	US-2008 176037- A1	24-Jul-2008	19-Jan-07		Appleton Papers Inc.

13

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
6602A	Secure documents- methods and applications	12/009331	US-2008- 0174104- A1	24-Jul-2008	17-Jan-08		Appleton Papers Inc.
6577	UV curable coating material of encapsulated water dispersed core material	11/358817	US-2007- 0197384- A1	23-Aug-2007	21-Feb-06		Appleton Papers Inc.
6595	Encapsulated structural adhesive	11/451833	US-2007- 0021533- A1	25-Jan-2007	13-Jun-06		Appleton Papers Inc.
6568	Water-in-oil capsule manufacture process and microcapsules produced by such process	11/436496	US-2006- 0263519- A1	23-Nov-2006	18-May-06		Appleton Papers Inc.
6568B	Oil-in-water capsule manufacture process and microcapsules produced by such process	11/436317	US-2006- 0263518- A1	23-Nov-2006	18-May-06		Appleton Papers Inc.
6566	Secure thermally imaged documents susceptible to rapid information destruction by induction	10/872010	7,262,150	28-Aug-2007	21-Jun-04	21-Jun-2024	Appleton Papers Inc.
6562	Faux metallic imaging thermally responsive record material	11/126191	US-2005- 0255997- A1	17-Nov-2005	11-May-04		Appleton Papers Inc.
6539	Authenticity indicator	10/831525	7,163,909	16-Jan-2007	23-Apr-04	23-Apr-2024	Appleton Papers Inc.
6510 DIV	Uniform microcapsules	11/051744	7,122,503	17-Oct-2006	28-Mar-05	13-Mar-2022	Appleton Papers Inc.
6488	Method and system for forming electronically conductive pathways	11/078443			14-Mar-05		Appleton Papers Inc.
6519A	Thermal imaging paper laminate	11/036042	7,183,928	27-Feb-2007	18-Jan-05	28-Jun-2022	Appleton Papers Inc.
6545	Recyclable repulpable coated paper stock	10/969859	7,235,308	26-Jun-2007	22-Oct-04	22-Oct-2024	Appleton Papers Inc.
6541A	Real time determination of gas solubility and related parameters in manufacturing processes	11/009044	7,559,223	14-Jul-2009	13-Dec-04	14-Jul-2029	Appleton Papers Inc.
	Visual validation mark for bank checks and other security documents		5,695,220	12/9/97			Appleton Papers, Inc

14

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
	Benefit agent containing delivery particle	12/216941			7/14/08		Appleton Papers, Inc.
	Ink jet recording sheet useful as transfer substrate	12/384716			4/8/09		Appleton Papers, Inc.
	Particle with selected permeance wall	12/221781			8/6/08		Appleton Papers, Inc.
	Particle with low permeance wall	12/149424			5/1/08		Appleton Papers, Inc.
	Process for manufacturing diphenylamines	12/379317			2/19/09		Appleton Papers, Inc.
	Heat-Sensitive record material	12/292578			11/21/08		Appleton Papers, Inc.
	Surface insensitive anaerobic adhesive and sealant	11/800589			5/7/07		Appleton Papers, Inc.
	Security paper authentication system with dual instant color	11/730755			4/4/07		Appleton Papers, Inc.
	Transparent paper and method of making same	11/655101			1/19/07		Appleton Papers, Inc.
	Secure documents- methods and applications	12/009331			1/17/08		Appleton Papers, Inc.
	UV curable coating material of encapsulated water dispersed core material	11/358817			2/21/06		Appleton Papers, Inc.
	Process for manufacturing diphenylamines	11/236539			9/28/05		Appleton Papers, Inc.
	Encapsulated structural adhesive	11/451833			6/13/06		Appleton Papers, Inc.
	Heat-sensitive record material	11/432582			5/11/06		Appleton Papers, Inc.
	Water-in-oil capsule manufacture process and microcapsules produced by such process	11/436496			5/18/06		Appleton Papers, Inc.
	Oil-in-water capsule manufacture process and microcapsules produced by such process	11/436317			5/18/06		Appleton Papers, Inc.
	Heating container sleeve or tape	10/942920			9/17/04		Appleton Papers, Inc.

15

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
	Secure thermally imaged documents susceptible to rapid information destruction by induction	10/943248			9/17/04		Appleton Papers, Inc.
	Secure thermally imaged documents susceptible to rapid information destruction by induction	10/872010			6/21/04		Appleton Papers, Inc.
	Faux metallic imaging thermally responsive record material	10/842732			5/11/04		Appleton Papers, Inc.
	Faux metallic imaging thermally responsive record material	11/126191			5/11/04		Appleton Papers, Inc.
	Authenticity indicator	10/831525			4/23/04		Appleton Papers, Inc.
	Uniform microcapsules	11/051744			3/28/05		Appleton Papers, Inc.
	Method and system for forming electronically conductive pathways	11/078443			3/14/05		Appleton Papers, Inc.
	Process for preparing a non-woven fibrous web	11/036726			1/14/05		Appleton Papers, Inc.
	Process for preparing a non-woven fibrous web	11/035502			1/14/05		Appleton Papers, Inc.
	Thermal imaging paper laminate	11/036042			1/18/05		Appleton Papers, Inc.
	Recyclable repulpable coated paper stock	10/969859			10/22/04		Appleton Papers, Inc.
	Real time determination of gas solubility and related parameters in manufacturing processes	11/009044			12/13/04		Appleton Papers, Inc.
	Thermally-responsive record material	10/694857			10/29/03		Appleton Papers, Inc.
	Product authentication	10/928445			8/26/04		Appleton Papers, Inc.
	Method and system for forming RF reflective pathways	10/913461			8/9/04		Appleton Papers, Inc.
	Insulated beverage or food container	10/885676			7/8/04		Appleton Papers, Inc.

16

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
	Token bearing magnetic image information in registration with visible image information	10/458124			6/10/03		Appleton Papers, Inc.
	Dental articulation kit and method	10/420663			4/22/03		Appleton Papers, Inc.
	Determination of gas-free densities and relative amounts of gases in liquids in manufacturing processes	10/841530			5/10/04		Appleton Papers, Inc.
	Token array and method employing authentication tokens bearing scent formulation information	10/377534			2/28/03		Appleton Papers, Inc.
	Secure point of sale imageable substrate	10/703496			11/10/03		Appleton Papers, Inc.
	Insulated beverage or food container stock	10/645486			8/22/03		Appleton Papers, Inc.
	Product authentication	10/180688			6/25/02		Appleton Papers, Inc.
	Composite packaging materials and printable sheets, and methods of making	10/173289			6/17/02		Appleton Papers, Inc.
	Uniform microcapsules	10/099757			3/13/02		Appleton Papers, Inc.
	Thermally-responsive record material	10/389932			3/18/03		Appleton Papers, Inc.
	Process for preparing a non-woven fibrous web	10/298200			11/15/02		Appleton Papers, Inc.
	Beverage food containers, inwardly directed foam	10/113077			4/1/02		Appleton Papers, Inc.
	Security paper and method for production thereof	10/097766			3/14/02		Appleton Papers, Inc.
	Beverage and food containers and substrates	10/113991			4/1/02		Appleton Papers, Inc.
	Beverage and food containers, outwardly directed foam	10/113116			4/1/02		Appleton Papers, Inc.
	Method and system for forming RF reflective pathways	09/880001			6/14/01		Appleton Papers, Inc.

17

		Application	Patent		Application
Docket #	Description	Number	No.	Issued Date	Date	Expiration Date	Owner
	Pressure sensitive labeler-liner eliminator	09/994047			11/27/01		Appleton Papers, Inc.
	Modifier compounds	09/754643			1/4/01		Appleton Papers, Inc.
	Process for preparing alkoxy or arylemethoxy aroxyethanes	09/775027			2/1/01		Appleton Papers, Inc.
	Process for manufacturing diphenylamines	11/730755			4/4/07		Appleton Papers, Inc.
		12/010,190			1/22/08
		12/078,853			4/7/08
		12/149,424			5/1/08
		12/289,010			10/17/08
		12/292,578			11/21/08
		12/379,317			2/19/09
		61/202,651			3/23/09
		12/382,946			3/27/09
		61/167,336			4/7/09
		12/384,685			4/8/09
		12/384,716			4/8/09
		12/489,587			6/23/09
		12/508,214			7/23/09
		12/587,669			10/9/09
		12/587,840			10/14/09
		61/251,822			10/15/09
		12/590,904			11/16/09
		61/288,466			12/21/09

18

III.           TRADEMARKS

U.S. Registered Trademarks:

		Registration	Registration
Trademark Name	Serial Number	Number	Date	Owner
A design & APPLETON PAPERS INC,	73258747	1197835	15-Jun-1982	Appleton Papers Inc.
ALPHA	76384973	2879977	31-Aug-2004	Appleton Papers Inc
Appleton (new design)	76264905	2730105	24-Jun-2003	Appleton Papers Inc
APPLETON PAPERS & Design	75026306	2084804	29-Jul-1997	Appleton Papers Inc
APPLETON WHAT IDEAS CAN DO	78269164	2860269	06-Jul-2004	Appleton Papers Inc
ASSURMARK	78295654	2973698	19-Jul-2005	Appleton Papers Inc
DOCUCHECK	74559314	1989113	23-Jul-1996	Appleton Papers Inc
DOCUCHECK & Design	74581221	2037533	11-Feb-1997	Appleton Papers Inc
DOCUCHECK BASIC	75022678	2155258	05-May-1998	Appleton Papers Inc
DOCUCHECK GHOST	78602211	3169940	07-Nov-2006	Appleton Papers Inc
DOCUCHECK WATERMARK	75022679	2155259	05-May-1998	Appleton Papers Inc
DOCUMARK	78367122	2933082	15-Mar-2005	Appleton Papers Inc
DUAL	76372736	2767808	23-Sep-2003	Appleton Papers Inc
E and design	74459804	2019512	26-Nov-1996	Appleton Papers Inc
ECARBONLESS	75896050	2556953	02-Apr-2002	Appleton Papers Inc
ECOGUARD	74720888	1995462	20-Aug-1996	Appleton Papers Inc
ENCAPSYS	77976524	3592902	17-Mar-2009	Appleton Papers Inc
HEATSAFE	76372735	2787242	25-Nov-2003	Appleton Papers Inc
HIYIELD	78303979	2918274	11-Jan-2005	Appleton Papers Inc
IMPEDE	76228628	2602692	30-Jul-2002	Appleton Papers Inc
INSTANT REPLAY	78432653	2987512	23-Aug-2005	Appleton Papers Inc
INTEGRA	73818573	1587789	20-Mar-1990	Appleton Papers Inc
JAZZ	73730018	1526859	28-Feb-1989	Appleton Papers Inc
LASERSNAP	75057309	2093635	02-Sep-1997	Appleton Papers Inc
LIGHTSAFE	78619917	3269539	24-Jul-2007	Appleton Papers Inc
LINEMARK	77356691	3476165	29-Jul-2008	Appleton Papers Inc
MOISTURE BLOC	78302614	2981967	02-Aug-2005	Appleton Papers Inc
MONDIAL MARK	78215246	2960835	07-Jun-2005	Appleton Papers Inc
OPTIMA	73825645	1590869	10-Apr-1990	Appleton Papers Inc
PAPER Design	75026304	2086442	05-Aug-1997	Appleton Papers Inc
PIP	78370108	3001133	27-Sep-2005	Appleton Papers Inc
POLYTHERM	73736617	1542493	06-Jun-1989	Appleton Papers Inc
POS PLUS	75896051	2425100	30-Jan-2001	Appleton Papers Inc
PRESSPRO	76372738	2772409	07-Oct-2003	Appleton Papers Inc
RECOVER (for carbonless)	74032744	1665465	19-Nov-1991	Appleton Papers Inc
RECOVER (for thermal)	74073357	1685781	05-May-1992	Appleton Papers Inc
RESISTE	76450463	2960163	07-Jun-2005	Appleton Papers Inc
SECURATHERM	74356402	1856253	27-Sep-1994	Appleton Papers Inc
SMARTSTRATE	76384321	2757278	26-Aug-2003	Appleton Papers Inc
Stylized A design	73258780	1197836	15-Jun-1982	Appleton Papers Inc
Stylized A design	78496846	3108753	27-Jun-2006	Appleton Papers Inc
TECHMARK	76296148	2757017	26-Aug-2003	Appleton Papers Inc
TECHMARK PENTICK PLUS	78574465	3175214	21-Nov-2006	Appleton Papers Inc
TECHMARK PENTICK PLUS	78573978	3366652	01-Jan-2008	Appleton Papers Inc
SWIPER

		Registration	Registration
Trademark Name	Serial Number	Number	Date	Owner
E THE SEAL OF EXCELLENCE	74581904	1981668	18-Jun-1996	Appleton Papers Inc
THERMART	78297150	3131845	22-Aug-2006	Appleton Papers Inc
THERMASENSE	76320347	2960058	07-Jun-2005	Appleton Papers Inc
TONERFUSE	75053445	2137772	17-Feb-1998	Appleton Papers Inc
ULTIMARK	74653678	2022561	10-Dec-1996	Appleton Papers Inc
WAVE Design	75028257	2112800	11-Nov-1997	Appleton Papers Inc
WAVEX	74669538	2051395	08-Apr-1997	Appleton Papers Inc
WHAT IDEAS CAN DO	76168328	2802815	06-Jan-2004	Appleton Papers Inc
XERO/FORM	74237127	1743930	29-Dec-1992	Appleton Papers Inc
INFLEX	78597462	3144631	21-Jul-1998	New England Extrusion Inc.
NEX	78583585	3144493	19-Sep-2006	New England Extrusion Inc.
APPLETON COATED	76244959	2774509	21-Oct-2003	Appleton Papers Inc
CHAUCER	72333680	0909125	2-Mar-1971	Appleton Papers Inc
EAGLE	78309895	2925099	8-Feb-2005	Appleton Papers, Inc.
EAGLE	78282920	2920051	18-Jan-2005	Appleton Papers, Inc.
FORGEBLOC	78184068	2834385	20-April-2004	Appleton Papers, Inc.
AVARIO	76407678	2784878	18-Nov-2003	Appleton Papers, Inc.
ROYALE 700	76296562	2727918	17-June-2003	Appleton Papers, Inc.

Trademark Registrations with the Office of the Secretary of State - State of Wisconsin

Mark	Last Name/ Corporation	File Date
SUCCESS RESOURCES	APPLETON PAPERS INC	3/11/1998
POS PLUS	APPLETON PAPERS INC	1/19/2000
ECARBONLESS	APPLETON PAPERS INC	8/16/2000
AVARIO	APPLETON PAPERS INC	3/13/2002
FORGEBLOC	APPLETON PAPERS INC	8/7/2002
WHAT IDEAS CAN DO	APPLETON PAPERS INC	12/11/2002
ROYALE	APPLETON PAPERS INC	7/9/2003
DOCUMARK	APPLETON PAPERS INC	2/18/2004
ENCAPSYS	APPLETON PAPERS INC.	10/7/2009

IV.           INTELLECTUAL PROPERTY LICENSES

1.                                       Amended and Restated Intellectual Property Agreement among Appleton, WTA and Appleton Coated LLC ("Appleton Coated"), effective as of November 9, 2001, whereby there is a cross license of various patents and know-how in existence as of January 1, 2000.

2.                                       Trademark License Agreement between Appleton and Appleton Coated, effective as of January 1, 2000, whereby the term "Appleton Coated" is licensed by Appleton to Appleton Coated.

3.                                       Intellectual Property Agreement among Appleton, WTA, Arjo Wiggins Appleton Holdings Limited and Arjo Wiggins Limited, effective as of August 23, 2000, whereby there is a cross license pertaining to the parties' respective carbonless and thermal patents.

4.                                       Trademark License Agreement among Appleton, Arjo Wiggins Appleton Holdings Limited and Arjo Wiggins Limited, effective as of August 23, 2000, whereby Appleton is licensing Xero/Form§ to Arjo Wiggins Limited.

5.                                       Lemelson - License Agreement, effective as of July 30, 2001. This Agreement is the settlement of a suit filed on April 14, 2000, by the Lemelson Foundation Partnership against Arjo Wiggins Appleton p.l.c. in the U.S. District Court in Arizona alleging infringement of bar coding and machine vision patents.

6.                                       Trademark Sublicense Agreement between Appleton and Appleton's wholly owned subsidiary, Appleton Papers Canada Ltd., effective as of January 1, 1987.

7.                                       Trademark License Agreement between Appleton and Lentheric, Inc., effective as of June 30, 1978. This is the original license pertaining to NCR Corporation's NCR Paper registered trademark.

8.                                       Cross License Agreement between Kanzaki Paper Mfg. ("Kanzaki") and Appleton, dated January 1, 1986, whereby Appleton has a non-exclusive license to use DPE, a sensitizer used in some grades of thermal paper.

9.                                       License Agreement between National Starch Chemical Company ("NSCC") and Appleton, dated October 1, 2001, whereby NSCC has granted Appleton a license to use various proprietary coating methods.

10.                                 License Agreement between NCR Corporation and Appleton dated December 29, 2006, whereby NCR has granted Appleton a license under certain NCR "2ST" patents, including U.S. Patent No. 6,759,366.

11.                                 Covenant not to sue dated October 15, 2007 from Standard Register to Appleton regarding U.S. Patents 5,810,397 and 6,015,589.

V.            LICENSES TO THIRD PARTIES

	Agreement	Parties	Effective Date
1.	License Agreement	Yamamoto Chemicals Inc.	1-March-1987
2.	Patent Know-How Agreement	Yamamoto Chemicals Inc.	1-Oct-1990
3.	License Agreement	WTA, Inc. and Yamamoto	1-Dec-1997
4.	License Agreement	WTA, Inc. and Yamamoto	1-Jan-1992
5.	License Agreement	Yamamoto Chemicals Inc.	1-Jan-1991
6.	Patent and Know-How License Agreement	Wiggins Teape Group Limited	16-April-1979
7.	Amendment to Patent and Know-How License Agreement	Wiggins Teape Group Limited	1-Jan-1997
8.	Thermal License Agreement	Wiggins Teape Group Limited	1-Dec-1974
9.	Thermal License Agreement	NCR and Wiggins Teape	1-Dec-1974
Group Limited

SCHEDULE 7

Commercial Tort Claims

None.

SCHEDULE 8

Accounts

Deposit Accounts

Financial	Name on		Account	Value in	Date of
Institution	Account	Account Type	Number	Account	Value
M&I	Appleton Papers Inc.	Depository	Redacted	$386,329.72	02/05/10
Bank of America	Appleton Papers Inc.	Checking	Redacted	$566,050.69	02/05/10
Bank of America	Appleton Papers Inc.	Depository	Redacted	€306,645.40	02/05/10
Bank of America	Appleton Papers Inc.	Money Market	Redacted	€24,996.07	02/05/10
M&I*	Appleton Papers Inc.	Payroll	Redacted	0 Balance Account	02/05/10
US Bank*	Appleton Papers Inc.	Funding - checking	Redacted	0 Balance Account	02/05/10
US Bank*	Appleton Papers Inc.	Payables - checking	Redacted	0 Balance Account	2/5/10
US Bank*	Appleton Papers Inc.	Workers Compensation - checking	Redacted	0 Balance Account	02/05/10
US Bank*	Appleton Papers Inc.	Freight - checking	Redacted	0 Balance Account	02/05/10
Northern Trust*	Appleton Papers Inc.	Pension - Investment	Various	$227,378,422.00	12/31/09

Securities Accounts

Financial	Name on	Account	Account	Value in	Date of
Institution	Account	Type	Number	Account	Value
M&I*	Appleton Papers Inc.	Depository Sweep Account	Redacted	0 Balance Account	02/05/10
Associated Bank	Appleton Papers Inc.	Funding - checking	Redacted	$2,098,419.09	02/05/10

Fifth/Third*	Appleton Papers Inc.	Cash Collateral Account	Redacted	59.00	02/05/10

*Permitted Unperfected Accounts